UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – July 29, 2009

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

On July 29, 2009, Bemis Company, Inc. (the “Company”) entered into a letter agreement (the “Amendment”) with Alcan Corporation (“Alcan”) and Pechiney Plastic Packaging, Inc. (“PPPI”).  The Amendment amends that certain Sale and Purchase Agreement (the “Agreement”) dated July 5, 2009 that the Company entered into with Alcan and Alcan Holdings Switzerland AG (“AHS” and together with Alcan, the “Sellers”) pursuant to which the Company agreed to acquire the food packaging business and certain related assets of Sellers located in the United States, Canada, Argentina, Brazil, Mexico and New Zealand (the “Acquisition”).  Prior to the Amendment, the Agreement also required the Company to enter into a commitment letter (the “Commitment Letter”) pursuant to which JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A. and BNP Paribas (collectively the “Commitment Parties”) committed to provide up to $800 million under a 364-day unsecured bridge loan facility.

The Amendment reflects the receipt of proceeds (the “Proceeds”) by the Company, before expenses, of approximately $200 million from the sale (the “Equity Offering”) of 8,055,000 shares of Company common stock on July 28, 2009 and approximately $793 million from the sale (the “Debt Offering”) of 5.65% Notes due 2014 and 6.80% Notes due 2019 on July 27, 2009.  Pursuant to the Amendment, the Company is permitted to terminate the Commitment Letter.  In addition, the Amendment terminated the previously reported Share Purchase Agreement, dated July 5, 2009 (the “Equity Commitment Agreement”), between the Company and PPPI pursuant to which the Company had the option to pay up to $200 million of the purchase price of the Acquisition in common stock of the Company.  Consequently, the Company will not issue Company common stock to Sellers as partial consideration for the $1.213 billion Acquisition purchase price.  The Amendment also requires the Company to use the Proceeds, net of expenses, in partial payment of the purchase price of the Acquisition.

Item 1.02         Termination of a Material Definitive Agreement

Termination of Equity Commitment Agreement

As noted in Item 1.01, the Equity Commitment Agreement was terminated on July 29, 2009 pursuant to the Amendment.  The description of the Equity Commitment Agreement under Item 1.01 of the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on July 9, 2009 is incorporated herein by reference.

With the exception of the transactions described herein or in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2009, the Company is not aware of any other material relationship between it and the Sellers, PPPI or their affiliates.

Termination of Commitment Letter for Bridge Financing

As permitted by the Amendment, as noted in Item 1.01, on July 29, 2009, the Company terminated the previously reported Commitment Letter.  The description of the Commitment Letter under Item 1.01 of the Company’s Current Report on Form 8-K as filed with the SEC on July 9, 2009 is incorporated herein by reference.

The Company engaged broker-dealer affiliates of the Commitment Parties as underwriters of the Equity Offering and the Debt Offering on customary terms of compensation for such services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
Gene C. Wulf, Senior Vice President			Stanley A. Jaffy, Vice President
and Chief Financial Officer			and Controller

Date July 31, 2009		Date July 31, 2009